                                   EXHIBIT B

                                ESCROW AGREEMENT

                                ESCROW AGREEMENT


                 THIS ESCROW AGREEMENT is dated as of July 12, 1996 (the "Agreement"), by and among PSC Inc., a New York corporation ("PSC"), Spectra-Physics, Inc., a Delaware corporation ("SPI") and The Chase Manhattan Bank, N.A., as escrow agent (the "Escrow Agent").

                                   Background
                                   ----------

                 A. PSC, SPI and Spectra-Physics Holding S.A., a French corporation ("SP Holding"), have entered into a certain Asset and Stock Purchase Agreement dated May 20, 1996 (the "Purchase Agreement"). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

                 B. Pursuant to Section 1.5(d) of the Purchase Agreement, PSC has agreed to deposit the Escrowed Shares into escrow with the Escrow Agent as security for certain indemnification obligations of SPI and SP Holding under the Purchase Agreement.

                 C. A copy of the Purchase Agreement has been delivered to the Escrow Agent and the Escrow Agent is willing to act as escrow agent hereunder.

                                     Terms
                                     -----

                 In consideration of the mutual covenants and promises contained in this Agreement and the Purchase Agreement and intending to be legally bound, the parties hereto do hereby agree as follows:

                 1. ESTABLISHMENT OF ESCROW FUND. Concurrently with the execution hereof, PSC has, in accordance with the Purchase Agreement, delivered to the Escrow Agent certificates representing the Escrowed Shares, and SPI has delivered to the Escrow Agent stock powers for such Escrowed Shares duly executed in blank. The Escrow Agent hereby acknowledges receipt of the Escrowed Shares as more fully described on the attached Schedule A. The Escrowed Shares, together with any other shares of PSC or other securities or cash which may be held from time to time by the Escrow Agent pursuant to the terms hereof, are herein referred to as the "Escrow Fund". The Escrow Fund shall be held by the Escrow Agent in accordance with the terms and conditions hereinafter set forth. The Escrow Agent is hereby empowered to accept any securities into which the Escrowed Shares may be converted by virtue of any merger or other reorganization during the term of the escrow and any such securities are herein also referred to as the "Escrowed Shares".

                 2. REPLACEMENT OF THE ESCROWED SHARES. At any time and from time to time during the term of the escrow, SPI may direct the Escrow Agent to, and upon receipt of such direction the Escrow Agent shall, transfer any or all of the Escrowed Shares to SPI or as SPI may otherwise direct, provided that at the time of such transfer SPI delivers to the Escrow Agent, in substitution therefor, cash in an amount equal to the number of Escrowed Shares to be so transferred multiplied by Nine and 50/100 dollars ($9.50) per share (appropriately adjusted to reflect any stock splits or stock dividends by PSC) (the "Agreed Value").

                 3.       INVESTMENTS.
                          -----------

                          3.1     The Escrow Agent shall invest any cash in the
Escrow Fund at the written direction of SPI in (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, having the first or second highest rating obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper having, at the time of acquisition, a rating of A-1 or P-1 or better from either S&P or Moody's;
(iv) certificates of deposit or bankers' acceptances issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $100,000,000, provided that if such commercial bank is not organized under the laws of the United States of America, it must be a member of the Federal Deposit Insurance Corporation, (v) money market mutual funds registered under the Investment Company Act of 1940 that invest primarily in investments described in clauses (i), (ii) and (iii) above including any proprietary funds advised by the Escrow Agent, or (vi) repurchase agreements secured by such investments.

                          3.2     Any interest or dividends earned on the
Escrow Fund shall not be part of the Escrow Fund and shall be paid to SPI by the Escrow Agent promptly after receipt thereof by the Escrow Agent.

                          3.3     SPI shall furnish the Escrow Agent with such
tax information or documents as the Escrow Agent may reasonably require to comply with its obligations under any tax law or regulation.

                 4. RIGHTS AS TO ESCROWED SHARES. SPI shall, during all times any Escrowed Shares are in the Escrow Fund, have the right:

                          4.1     to vote and otherwise exercise all other
shareholder rights with respect to the Escrowed Shares;

                          4.2     to receive and to exercise any right to
acquire further PSC stock or other securities distributed with respect to the Escrowed Shares; and

                          4.3     to receive any dividends or other
distributions declared and paid on the Escrowed Shares.

                 5.       CLAIMS OF PSC AGAINST THE ESCROW FUND.
                          -------------------------------------

                          5.1     In the event PSC shall assert a claim for
indemnification pursuant to Article VIII of the Purchase Agreement (an "Indemnification Claim"), PSC shall send written notice of the Indemnification Claim to the Escrow Agent and to SPI in accordance with Section 10 hereof. Such notice shall state the basis for the Indemnification Claim and the total amount claimed and show in reasonable detail how such amount was computed. If SPI shall object to the Indemnification Claim made by PSC hereunder, it shall give written notice of such objection to the Escrow Agent and to PSC within thirty (30) days after PSC's mailing of its notice. If no such objection to the Indemnification Claim shall have been so sent to the Escrow Agent and to PSC within such thirty (30)-day period, then SPI shall be deemed to have acknowledged the correctness and validity of the Indemnification Claim for the full amount thereof, and the Escrow Agent shall, in satisfaction of such Indemnification Claim (to the extent the Escrow Fund is not exhausted), transfer to PSC out of the Escrow Fund (a) such number of Escrowed Shares having a value equal to the amount of the Indemnification Claim (such Escrowed Shares being valued at the Agreed Value), plus (b) to the extent the Indemnification Claim exceeds the value of the Escrowed Shares, cash or other property included in the Escrow Fund having a value equal to such excess.

                          5.2     In the event that SPI shall have made timely
objection to PSC's Indemnification Claim, and SPI and PSC shall have failed to resolve or compromise the Indemnification Claim within thirty (30) days from the date on which SPI shall have mailed notice of such objection, then the validity of the Indemnification Claim shall be settled by a court of competent jurisdiction or in such other manner as PSC and SPI shall agree in writing. During the pendency of the resolution of the objection to payment, the Escrow Agent shall have no obligation to make any payment to either PSC or SPI. In the event that a court of competent jurisdiction or other party designated by PSC and SPI finally determines (all appeals from any such decision having been exhausted) that PSC is entitled to any recovery by reason of its Indemnification Claim, the Escrow Agent shall upon receipt of a signed statement executed by both PSC and SPI or receipt of a final judicial order and affidavit from PSC stating that such order is nonappealable, in satisfaction of such Indemnification Claim (to the extent the Escrow Fund is not exhausted), thereupon transfer to PSC out of the Escrow Fund
(a) such number of Escrowed Shares having a value equal to the amount of the such recovery (such Escrowed Shares being valued at the Agreed Value), plus (b) to the extent the recovery exceeds the value of the Escrowed Shares, cash or other property included in the Escrow Fund having a value equal to such excess.

                          5.3  Nothing in this Escrow Agreement shall limit
PSC's right to indemnification for any Damages not paid in full out of the Escrow Fund.

                 6.       FIRST RELEASE OF THE ESCROW FUND.
                          --------------------------------

                          6.1     On the First Release Date (as defined below),
the Escrow Agent shall transfer to SPI the entire balance of the Escrow Fund except (a) such number of Escrowed Shares having a value equal to the Retention Value (as defined below) (such Escrowed Shares being valued at the Agreed Value), plus (b) to the extent the Retention Value exceeds the value of the Escrowed Shares, cash or other property included in the Escrow Fund having a value equal to such excess.

                          6.2  As used herein, the term "First Release Date"
shall mean the earlier of the following dates: (i) the date six (6) months after the Closing Date, or (ii) the first date on which PSC consummates a public offering of its equity securities following the Closing Date.

                          6.3  As used herein, the term "Retention Value" shall
mean (a) five hundred thousand dollars ($500,000), plus (b) the amount of any Indemnification Claims which remain outstanding on the First Release Date (as certified in good faith by PSC in writing to the Escrow Agent and SPI, as an amount reasonably calculated by PSC to be sufficient to satisfy such outstanding

Indemnification Claims (the "Certified Value")).

                          6.4  On the date any Indemnification Claim
outstanding on the First Release Date is paid or decided or is otherwise resolved in accordance with Section 5 hereof, the Escrow Agent shall transfer to SPI, out of the Escrow Fund, Escrowed Shares, cash or other property having a value equal to the amount, if any, by which the Certified Value for such Indemnification Claim exceeds the amount, if any, paid to PSC in accordance with Section 5 hereof in satisfaction of such Indemnification Claim.

                 7.       FINAL RELEASE OF THE ESCROW FUND.
                          --------------------------------

                          7.1  On the date twelve (12) months after the Closing
Date (the "Final Release Date"), the Escrow Agent shall transfer to SPI the entire balance of the Escrow Fund except (a) such number of Escrowed Shares having a value equal to the Certified Value of any Indemnification Claims which remain outstanding on the Final Release Date (such Escrowed Shares being valued at the Agreed Value), plus (b) to the extent the Certified Value of such outstanding Indemnification Claims exceeds the value of the Escrowed Shares (being valued at the Agreed Value), cash or other property included in the Escrow Fund having a value equal to such excess.

                          7.2  On the date any Indemnification Claim
outstanding on the Final Release Date is paid or decided or otherwise resolved in accordance with Section 5 hereof, the Escrow Agent shall transfer to SPI, out of the Escrow Fund, Escrowed Shares, cash or other property having a value equal to the amount, if any, by which the Certified Value for such Indemnification Claim exceeds the amount, if any, paid to PSC in accordance with Section 5 hereof in satisfaction of such Indemnification Claim.

                 8. TERMINATION OF ESCROW. The escrow provided for hereunder shall terminate upon the earlier of the following dates: (i) the date on which the Escrow Fund is exhausted, (ii) the first date after the Final Release Date on which no Indemnification Claim remains outstanding, or (iii) the date on which both PSC and SPI have notified the Escrow Agent that PSC and SPI have mutually agreed to terminate the escrow. Upon termination of the escrow, the Escrow Agent shall transfer to SPI any Escrowed Shares and cash or other property remaining in the Escrow Fund, unless PSC and SPI otherwise direct the Escrow Agent in writing. Upon such release of the Escrow Fund the Escrow Agent shall be irrevocably discharged and released from any and all further responsibility or liability with respect to the Escrow Fund.

                 9.      DUTIES OF ESCROW AGENT.
                         -----------------------

                 9.1 The acceptance by the Escrow Agent of its duties as such under this Escrow Agreement is subject to the following terms and conditions, which all parties to this Escrow Agreement hereby agree shall govern and control with respect to the rights, duties, liabilities and immunities of the Escrow Agent.
(a) The duties and responsibilities of the Escrow Agent shall be limited to those expressly set forth in this Escrow Agreement, and the Escrow Agent shall not be subject to, nor obligated to recognize, any other agreements to which PSC, SPI or both are parties. Reference in this Escrow Agreement to the Purchase Agreement is for identification purposes only and its terms and conditions are not thereby incorporated herein.

(b) The duties of the Escrow Agent are only such as are herein specifically provided and such duties are purely ministerial in nature. The Escrow Agent's primary duty shall be to keep custody of and safeguard the Escrow Fund during the period of the escrow, to invest the Escrow Fund in accordance with the instructions given pursuant to Section 3 of this Agreement and to make disbursement from the Escrow Fund in accordance with Sections 5, 6 and 7 hereof.

(c) The Escrow Agent shall be under no obligation in respect of the Escrow Fund other than to faithfully follow the instructions contained herein or delivered to the Escrow Agent in accordance with the Escrow Agreement. The Escrow Agent may rely and act upon any written notice, instruction, direction, request, waiver, consent, receipt or other paper or document which it in good faith believes to be genuine and what it purports to be and the Escrow Agent shall be subject to no liability with respect to the form, execution or validity thereof.

(d) The Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything which it may in good faith do or refrain from doing in connection herewith, except its own gross negligence or willful misconduct. PSC and SPI, jointly and severally, shall defend, indemnify and hold the Escrow Agent harmless from and against any and all claims, losses, damages, liabilities and expenses, including reasonable attorney's fees, which may be imposed upon the Escrow Agent or incurred by the Escrow Agent in connection with its acceptance of the appointment as escrow agent hereunder or the





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
performance of its duties hereunder, unless the Escrow Agent is determined to have committed an intentional wrongful act or to have been grossly negligent with respect to its duties under this Escrow Agreement.

(e) The Escrow Agent may consult with, and obtain advice from, legal counsel (which may not be counsel for PSC or SPI) in the event of any dispute or questions as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability in acting in good faith in accordance with the written opinion and instructions of such counsel. The fees for consultation with such counsel shall be paid in accordance with Section 9.2 hereof.

                          9.2  The Escrow Agent shall be entitled to receive
the aggregate sum of One Thousand Five Hundred dollars ($1,500) per year as compensation for its services as Escrow Agent hereunder, together with reasonable counsel fees (including the allocated cost of in- house counsel) and other out-of-pocket expenses incurred by the Escrow Agent in the performance of its duties. The compensation, counsel fees, if any, and expenses so payable shall be paid by PSC to the Escrow Agent, from time to time, upon the written request of the Escrow Agent.

                          9.3  The Escrow Agent hereby accepts its appointment
and agrees to act as Escrow Agent under the terms and conditions of this Agreement.

                          9.4  The Escrow Agent, or any successor to it
hereafter appointed, may at any time resign and be discharged of the duties and obligations created by this Escrow Agreement by giving at least 30 days' prior written notice to PSC and SPI. The Escrow Agent may be removed at any time upon 60 days' notice by an instrument purportedly signed by an authorized representative of PSC and an authorized representative of SPI. Any successor Escrow Agent shall be appointed by PSC and approved by SPI. Any such successor escrow agent shall deliver to both PSC and SPI a written instrument accepting such appointment hereunder and thereupon it shall succeed to all of the rights and duties of the Escrow Agent hereunder and shall take delivery of the Escrow Fund to hold and distribute in accordance with the terms hereof. If no successor escrow agent shall have been appointed within 30 days after PSC and SPI are notified of the Escrow Agent's resignation or within 60 days after the Escrow Agent is notified of its removal, the Escrow Agent shall deliver the Escrow Fund to an attorney jointly designated by PSC and SPI who is not an employee, officer or director of PSC or SPI. Upon the delivery of the Escrow Fund in accordance with this Section

9.4, the Escrow Agent shall be discharged from any further duties hereunder.

                 10. NOTICES. All notices, requests, demands, objections and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or, if mailed, three business days after being mailed by United States first-class, certified or registered mail, postage prepaid, or, if sent by overnight delivery by a nationally recognized courier such as Federal Express, one business day after deposit with such courier, or, if sent by telecopy, upon confirmation of receipt, to the other party at the following addresses (or at such other address as shall be given in writing by any party to the others):

                 If to SPI to:

                          Spectra-Physics, Inc.
                          108 Webster Building
                          3411 Silverside Road
                          Wilmington, DE 19810
                          Telephone:  (302) 478-4600
                          Fax:  (302) 478-8962
                          Attn:  Ms. Barbara Schoenberg

                 With required copies to:

                          Spectra-Physics AB
                          Box 5226
                          Sturegatan 32
                          Fourth Floor
                          2-102 45 Stockholm, Sweden
                          Telephone:  011-468-783-0725
                          Fax:  011-468-660-9226
                          Attn:  Mr. Ulf Johansson

                 and

                          Dechert Price & Rhoads
                          4000 Bell Atlantic Tower
                          1717 Arch Street
                          Philadelphia, PA 19103
                          Telephone:  (215) 994-2971
                          Fax:  (215) 994-2222
                          Attn:  Carmen J. Romano, Esq.

                 If to PSC to:

                          PSC Inc.
                          675 Basket Road
                          Webster, New York 14580
                          Telephone: (716) 265-1600
                          Fax:  (716) 265-6402
                          Attn:  William J. Woodard, Vice President - Finance

                 With required copies to:

                          Boylan, Brown, Code, Fowler, Vigdor & Wilson, LLP 2400 Chase Square
                          Rochester, NY 14604
                          Telephone: (716) 232-5300
                          Fax: (716) 232-3528
                          Attn:  Martin S. Weingarten, Esq.

                 If to the Escrow Agent:

                          Chase Manhattan Bank, N.A.
                          One Chase Square T-10
                          Rochester, New York 14643
                          Attn:  Institutional Trust Department


                 11. BINDING EFFECT; THIRD PARTIES. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns. This Agreement is not intended to confer any rights or remedies hereunder on any other person other than the parties hereto.

                 12. AMENDMENTS. This Agreement may be amended or modified at any time or from time to time in a writing executed by SPI, PSC and the Escrow Agent. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties. No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision hereof, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

                 13. GOVERNING LAW. This Escrow Agreement is made and shall be governed by, construed and enforced in accordance with the laws of the State of New York, exclusive of choice of laws provisions thereunder. The parties consent to the personal jurisdiction of all courts of the State of New York to resolve all disputes pertaining to this Escrow Agreement and any ancillary agreements entered into pursuant hereto and agree that such jurisdiction shall be exclusive. If any provision of this Escrow Agreement shall be prohibited or be invalid under any law or regulation, that provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remaining provisions of this Agreement.

                 14. ASSIGNMENT. This Escrow Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, successors and assigns.

                 15. COUNTERPARTS. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                           SPECTRA-PHYSICS, INC.


                                           By:
                                                -------------------------------
                                                   Title:
                                                          ---------------------


                                           PSC INC.


                                           By:  /s/ L. Michael Hone
                                                -------------------------------
                                                   Title:  President & CEO
                                                           --------------------


                                           THE CHASE MANHATTAN BANK, N.A.


                                           By:  /s/ Mary Pat Feeney
                                                -------------------------------
                                                   Title:  Second Vice Pres.
                                                           --------------------

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


                                           SPECTRA-PHYSICS, INC.


                                           By: /s/ JOHN J. CARNEY
                                               ----------------------------
                                                   Title:
                                                             --------------


                                           PSC INC.


                                           By:
                                                ------------------------
                                                   Title:
                                                              ----------


                                           THE CHASE MANHATTAN BANK, N.A.


                                           By:
                                                   --------------------------
                                                   Title:
                                                          -------------------

                                  "SCHEDULE A"



                                SEE REVERSE SIDE
                                    FOR THE
                               RESTRICTIVE LEGEND

                                   [PSC LOGO]

                                    PSC INC.

   NUMBER                                     INCORPORATED UNDER THE LAWS OF THE STATE OF NEW YORK               SHARES
   R17920                                                                                                      **315789**

                               CUSIP 69361E 10 7
                      SEE REVERSE FOR CERTAIN DEFINITIONS

   THIS CERTIFIES THAT
                                  -SPECTRA PHYSICS INC-
    NCO 8984





is the owner of  **THREE HUNDRED FIFTEEN THOUSAND SEVEN HUNDRED EIGHTY NINE**

             FULLY PAID AND NON-ASSESSABLE SHARES OF COMON STOCK OF
                                    PSC INC.

(herein called the "Corporation"), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon the surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent.

         WITNESS the facsimile seal of the Corporation              and
the facsimile signatures of its duly authorized officers.

Dated:   07/10/96


      /s/ Martin S. Weingarten             /s/ L. Michael Hone
      -----------------------------        -------------------------------------
      SECRETARY                            PRESIDENT AND CHIEF EXECUTIVE OFFICER



                                     [SEAL]

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common           UNIF GIFT MIN ACT-......Custodian.....
TEN ENT--as tenants by the entireties                         (Cust)  (Minor)
JT TEN --as joint tenants with right of          under Uniform Gifts to Minors
         survivorship and not as tenants         Act..........................
         in common                                                (State)

    Additional abbreviations may also be used though not in the above list.

                 For value received, ____________hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE




 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)


                 shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint



                 Attorney to transfer the said stock, on the books of the within named Corporation with full power of substitution in the premises.

                 Dated


         NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.


                 The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold or transferred in the absence of an effective Registration Statement for the shares under the Securities Act of 1933 or an opinion of counsel that registration is not required under said Act.